UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004
                                                  -----------------

                         American Utilicraft Corporation
             (Exact name of registrant as specified in its chapter)

          Delaware                      333-57552                54-1577735
     -------------------           -------------------       -------------------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation                  File Number)          Identification No.)

            554 Briscoe Blvd
         Lawrenceville, Georgia                                     30045
         ----------------------                                     -----
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (678) 376-0898
                                                     --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2004, American Utilicraft Corporation and Global Air Group of Brisbane Australia entered into an Aircraft Purchase Agreement, whereby Global agreed to purchase 100 of the Company's FF-1080-300 aircrafts.

The Aircraft Purchase Agreement, including the support, spares and training packages, is valued at approximately $1.2 billion. Progress payments on the aircrafts constructions are to begin upon the prototype's "First Flight", which is currently scheduled for mid-November 2005. The Aircraft Purchase Agreement requires that the prototype FF-1080-300 meet certain "guaranteed performance characteristics" as more fully identified in the aircraft's specifications. The Agreement further requires that John J. Dupont (President and CEO) and his management team remain the majority (51%) owners of the Company, its successors and assigns.

A copy of the press release that was issued by the Company and Global Air Group on November 17, 2004, is attached hereto as Exhibit 99.1

Section 9 - Financial Statements and Exhibits
Item 9.01(c)

Exhibit           Description
-------           -----------

99.1              Press release regarding the Global Air Group Aircraft Purchase
                  Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                         AMERICAN UTILICRAFT CORPORATION


Date: November 30, 2004                 By: /s/ John J. Dupont
                                           -------------------------------------
                                           John J. Dupont
                                           President and Chief Executive Officer